EXHIBIT 99-2





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                     Securities Exchange Act of 1934


               For the fiscal year ended December 31, 1998




                New York State Electric & Gas Corporation
           Tax Deferred Savings Plan for Hourly Paid Employees
        --------------------------------------------------------
                        (Full title of the plan)




                         Energy East Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 12904, Albany, New York  12212-2904
        --------------------------------------------------------
                 (Address of principal executive office)

                           REQUIRED INFORMATION

The Tax Deferred Savings Plan for Hourly Paid Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements and schedules of the Plan for the two fiscal years ended December 31, 1998 and 1997, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

New York State Electric & Gas Corporation Tax
Deferred Savings Plan for Hourly Paid Employees




By           Richard R. Benson                     March 18, 1999
             Richard R. Benson
             Committee Member




By           Gerald E. Putman                      March 18, 1999
             Gerald E. Putman
             Committee Member




By           Sherwood J. Rafferty                  March 18, 1999
             Sherwood J. Rafferty
             Committee Member

                               APPENDIX 1

                NEW YORK STATE ELECTRIC & GAS CORPORATION
           TAX DEFERRED SAVINGS PLAN FOR HOURLY PAID EMPLOYEES


                     FINANCIAL STATEMENTS AS OF AND
             FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997,
           SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
       DECEMBER 31, 1998 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

                   New York State Electric & Gas Corporation

              Tax Deferred Savings Plan for Hourly Paid Employees

                          Year ended December 31, 1998


                                     INDEX

Report of Independent Accountants......................................  1
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1998......................................  3
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1997......................................  5
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1998......................  7
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1997......................  9
Notes to Financial Statements.......................................... 11
Line 27a - Schedule of Assets Held for Investment Purposes--
  December 31, 1998.................................................... 16
Line 27d - Schedule of Reportable Transactions--Year ended
  December 31, 1998.................................................... 17
Consent of Independent Accountants..................................... 18

                  REPORT OF INDEPENDENT ACCOUNTANTS

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
  Administrative Committee


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Employees as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose historical cost of certain plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.





                                    PricewaterhouseCooper LLP

Syracuse, New York
February 12, 1999

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
    Statement of Net Assets Available for Benefits, With Fund Information
                              December 31, 1998


                                             Fund Information
                              ------------------------------------------------------
                                Capital                  Government      Money
                              Appreciation    Equity     Obligation      Market        Stock
                                 Fund          Fund         Fund         Fund          Fund
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -             -            -             -             -
  Common stock of Energy East
    Corporation                         -             -            -             -        $56,490,430
  Other                       $44,772,942   $44,647,027   $3,458,082   $12,146,104        -
Loans to participants                   -             -            -             -             -
                              ------------------------------------------------------
Net assets available for benefits  $44,772,942   $44,647,027   $3,458,082   $12,146,104   $56,490,430
                              ======================================================




                                             Fund Information
                              -----------------------------------------------------
                              Guaranteed                    OTC and
                              Investment                    Emerging     Internat'l
                               Contract        Income        Growth       Growth
                                 Fund           Fund          Fund         Fund        Subtotal
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -             -            -             -             -
  Common stock of Energy East
    Corporation                         -             -            -             -        $56,490,430
  Other                            -           $278,390     $641,994      $158,388   106,102,927
Loans to participants                   -             -            -             -             -
                              ------------------------------------------------------
Net assets available for benefits       -           $278,390     $641,994      $158,388  $162,593,357
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                              December 31, 1998


                                             Fund Information
                              ------------------------------------------------------
                                                           Asset        Asset
                               Subtotal       Global     Allocation   Allocation
                               Brought        Growth       Growth      Balanced
                               Forward         Fund       Portfolio    Portfolio
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract         -            -            -             -
  Common stock of Energy East
    Corporation                     $56,490,430       -            -             -
  Other                        106,102,927   $7,661,916   $4,099,467    $3,542,794
Loans to participants                    -            -            -             -
                              ------------------------------------------------------
Net assets available for benefits  $162,593,357   $7,661,916   $4,099,467    $3,542,794
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative     Loan         Total
                               Portfolio       Fund         1998
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -           -              -
  Common stock of Energy East
    Corporation                         -           -         $56,490,430
  Other                        $1,637,499      -         123,044,603
Loans to participants                   -       $4,330,515      4,330,515
                              ------------------------------------------------------
Net assets available for benefits  $1,637,499  $4,330,515   $183,865,548
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
    Statement of Net Assets Available for Benefits, With Fund Information
                              December 31, 1997


                                             Fund Information
                              ------------------------------------------------------

                                Capital                  Government      Money
                              Appreciation    Equity     Obligation      Market
                                 Fund          Fund         Fund         Fund
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract         -            -            -             -
  Common stock of New York State
    Electric & Gas Corporation           -            -            -             -
  Other                        $31,603,236  $36,449,436   $2,869,360    $8,223,054
Loans to participants                    -            -            -             -
                              ------------------------------------------------------
Net assets available for benefits   $31,603,236  $36,449,436   $2,869,360    $8,223,054
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                            Guaranteed
                                Company     Investment
                                 Stock       Contract
                                 Fund          Fund        Subtotal
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -         $934,229       $934,229
  Common stock of New York State
    Electric & Gas Corporation     $41,878,933      -         $41,878,933
  Other                            -           -          79,145,086
Loans to participants                   -           -              -
                              ------------------------------------------------------
Net assets available for benefits  $41,878,933    $934,229   $121,958,248
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                              December 31, 1997


                                             Fund Information
                              ------------------------------------------------------
                                                           Asset        Asset
                               Subtotal       Global     Allocation   Allocation
                               Brought        Growth       Growth      Balanced
                               Forward         Fund      Portfolio     Portfolio
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract       $934,229       -            -             -
  Common stock of New York State
    Electric & Gas Corporation       41,878,933       -            -             -
  Other                         79,145,086   $4,593,473   $3,052,861    $2,397,014
Loans to participants
                              ------------------------------------------------------
Net assets available for benefits  $121,958,248   $4,593,473   $3,052,861    $2,397,014
                              ======================================================




                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative     Loan
                               Portfolio       Fund         Total
                              ------------------------------------------------------
Assets
Investments:
  Guaranteed investment contract        -           -            $934,229
  Common stock of New York State
    Electric & Gas Corporation          -           -          41,878,933
  Other                          $897,356      -          90,085,790
Loans to participants                   -       $3,615,518      3,615,518
                              ------------------------------------------------------
Net assets available for benefits     $897,356  $3,615,518   $136,514,470
                              ======================================================

See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                         Year ended December 31, 1998

                                             Fund Information
                              ------------------------------------------------------
                                Capital                   Government      Money
                              Appreciation     Equity     Obligation      Market         Stock
                                 Fund           Fund         Fund         Fund           Fund
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments            $5,329,829    $1,846,272      $7,340       -          $21,672,592

  Dividends:
    Energy East Corporation                  -             -           -            -            1,626,000
    Other                       2,987,776     3,973,024     203,017       -               -
  Interest on investments                    -             -           -          $497,036          -
  Interest on loans to participants               -             -           -            -               -
                              -------------------------------------------------------------------
                                8,317,605     5,819,296     210,357      497,036      23,298,592
Contributions:
  Employer                              -             -           -            -            1,389,544
  Employee                           3,806,289     3,023,015     272,694      675,259       1,422,615
Interfund transfers, net                  2,279,377     1,123,240     471,350    3,372,879     (10,158,097)
                              -------------------------------------------------------------------
               Total additions           14,403,271     9,965,551     954,401    4,545,174      15,952,654
Deductions
  Withdrawal benefits - stock                -             -           -            -            1,207,669
  Withdrawal benefits - cash                998,173     1,664,411     364,951      592,166          -
  Transfers to other qualified plans             232,256       100,304         477       28,774         126,760
  Administrative fees                         3,136         3,245         251        1,184           6,728
                              -------------------------------------------------------------------
               Total deductions           1,233,565     1,767,960     365,679      622,124       1,341,157
                              -------------------------------------------------------------------
Net increase (decrease)             13,169,706     8,197,591     588,722    3,923,050      14,611,497
Net assets available for benefits
  at beginning of year              31,603,236    36,449,436   2,869,360    8,223,054      41,878,933
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $44,772,942   $44,647,027  $3,458,082  $12,146,104     $56,490,430
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                              Guaranteed                    OTC and
                              Investment                    Emerging    Internat'l
                               Contract        Income        Growth       Growth
                                 Fund           Fund          Fund         Fund        Subtotal
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments                -            ($2,252)   $124,678      $12,441     $28,990,900

  Dividends:
    Energy East Corporation                  -             -           -            -            1,626,000
    Other                          -              3,974      17,006        4,246       7,189,043
  Interest on investments                    37,307        -           -            -              534,343
  Interest on loans to participants               -             -           -            -               -
                              -------------------------------------------------------------------
                                   37,307         1,722     141,684       16,687      38,340,286
Contributions:
  Employer                              -             -           -            -            1,389,544
  Employee                              -              2,613      12,652        4,620       9,219,757
Interfund transfers, net              (892,005)      274,080     487,669      137,081      (2,904,426)
                              -------------------------------------------------------------------
               Total additions             (854,698)      278,415     642,005      158,388      46,045,161
Deductions
  Withdrawal benefits - stock                -             -           -            -            1,207,669
  Withdrawal benefits - cash                  1,645        -           -            -            3,621,346
  Transfers to other qualified plans              77,886        -               11       -              566,468
  Administrative fees                        -                 25      -            -               14,569
                              -------------------------------------------------------------------
               Total deductions              79,531            25          11            0       5,410,052
                              -------------------------------------------------------------------
Net increase (decrease)               (934,229)      278,390     641,994      158,388      40,635,109
Net assets available for benefits
  at beginning of year                 934,229             0           0            0     121,958,248
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                            $0      $278,390    $641,994     $158,388    $162,593,357
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                         Year ended December 31, 1998
                                             Fund Information
                              ------------------------------------------------------
                                                                     Asset             Asset
                                Subtotal             Global        Allocation        Allocation
                                Brought              Growth          Growth           Balanced
                                Forward               Fund         Portfolio          Portfolio
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments             $28,990,900       $1,320,177         $371,655           $236,973

  Dividends:
    Energy East Corporation                 1,626,000           -                 -                  -
    Other                         7,189,043          220,116          112,065            109,261
  Interest on investments                     534,343           -                 -                  -
  Interest on loans to participants                 -                -                 -                  -
                              -------------------------------------------------------------------
                                 38,340,286        1,540,293          483,720            346,234
Contributions:
  Employer                             1,389,544           -                 -                  -
  Employee                             9,219,757          772,927          481,439            315,108
Interfund transfers, net              (2,904,426)       1,095,395          210,830            551,902
                              -------------------------------------------------------------------
               Total additions             46,045,161        3,408,615        1,175,989          1,213,244
Deductions
  Withdrawal benefits - stock               1,207,669           -                 -                  -
  Withdrawal benefits - cash                3,621,346          323,740           87,993             67,207
  Transfers to other qualified plans               566,468           15,888           41,196                 40
  Administrative fees                          14,569              544              194                217
                              -------------------------------------------------------------------
               Total deductions             5,410,052          340,172          129,383             67,464
                              -------------------------------------------------------------------
Net increase (decrease)               40,635,109        3,068,443        1,046,606          1,145,780
Net assets available for benefits
  at beginning of year               121,958,248        4,593,473        3,052,861          2,397,014
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                    $162,593,357       $7,661,916       $4,099,467         $3,542,794
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative            Loan             Total
                               Portfolio              Fund             1998
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments              $50,717               -            $30,970,422

  Dividends:
    Energy East Corporation                   -                  -              1,626,000
    Other                         63,373               -              7,693,858
  Interest on investments                     -                  -                534,343
  Interest on loans to participants                -               $327,434            327,434
                              -------------------------------------------------------------------
                                 114,090             327,434         41,152,057
Contributions:
  Employer                               -                  -              1,389,544
  Employee                            108,642               -             10,897,873
Interfund transfers, net              580,469             465,830              -
                              -------------------------------------------------------------------
               Total additions             803,201             793,264         53,439,474
Deductions
  Withdrawal benefits - stock                 -                  -              1,207,669
  Withdrawal benefits - cash                63,005              78,267          4,241,558
  Transfers to other qualified plans                  9               -                623,601
  Administrative fees                           44               -                 15,568
                              -------------------------------------------------------------------
               Total deductions             63,058              78,267          6,088,396
                              -------------------------------------------------------------------
Net increase (decrease)               740,143             714,997         47,351,078
Net assets available for benefits
  at beginning of year                897,356           3,615,518        136,514,470
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $1,637,499          $4,330,515       $183,865,548
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                         Year ended December 31, 1997

                                             Fund Information
                              ------------------------------------------------------
                                Capital                           Government           Money
                              Appreciation         Equity         Obligation           Market
                                 Fund               Fund             Fund              Fund
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair value
    of investments                  $4,012,004       $1,782,131          $51,898              -

  Dividends:
    New York State Electric & Gas Corp.      -                 -                 -                 -
    Other                       1,855,288        4,543,786          152,689
  Interest on investments                    -                 -                 -              $367,183
  Interest on loans to participants               -                 -                 -                 -
                              -------------------------------------------------------------------
                                5,867,292        6,325,917          204,587            367,183
Contributions:
  Employer                              -                 -                 -                 -
  Employee                           3,171,474        2,517,069          259,143            660,812
Interfund transfers, net             1,893,969        4,106,114          303,454            684,308
                              -------------------------------------------------------------------
               Total additions           10,932,735       12,949,100          767,184          1,712,303
Deductions
  Withdrawal benefits - stock                -                 -                 -                 -
  Withdrawal benefits - cash                374,941          698,258           88,320            585,155
  Transfers to other qualified plans              14,498           (4,947)          (3,364)            (9,612)
  Administrative fees                         9,889            9,928              993              4,697
                              -------------------------------------------------------------------
               Total deductions             399,328          703,239           85,949            580,240
                              -------------------------------------------------------------------
Net increase                        10,533,407       12,245,861          681,235          1,132,063
Net assets available for benefits
  at beginning of year              21,069,829       24,203,575        2,188,125          7,090,991
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $31,603,236      $36,449,436       $2,869,360         $8,223,054
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                                    Guaranteed
                               Company              Investment
                                Stock                Contract
                                 Fund                  Fund               Subtotal
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair value
    of investments                 $18,190,650                -             $24,036,683

  Dividends:
    New York State Electric & Gas Corp.   1,938,123                -               1,938,123
    Other                          -                     -               6,551,763
  Interest on investments                    -                  $41,465              408,648
  Interest on loans to participants               -                     -                   -
                              -------------------------------------------------------------------
                               20,128,773              41,465           32,935,217
Contributions:
  Employer                           1,366,877                -               1,366,877
  Employee                           1,719,575                -               8,328,073
Interfund transfers, net           (11,013,324)             (4,370)          (4,029,849)
                              -------------------------------------------------------------------
               Total additions           12,201,901              37,095           38,600,318
Deductions
  Withdrawal benefits - stock               764,427                -                 764,427
  Withdrawal benefits - cash                 -                   11,051            1,757,725
  Transfers to other qualified plans               1,685                 997                 (743)
  Administrative fees                        31,818                -                  57,325
                              -------------------------------------------------------------------
               Total deductions             797,930              12,048            2,578,734
                              -------------------------------------------------------------------
Net increase                        11,403,971              25,047           36,021,584
Net assets available for benefits
  at beginning of year              30,474,962             909,182           85,936,664
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                   $41,878,933            $934,229         $121,958,248
                              ===================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
             Tax Deferred Savings Plan for Hourly Paid Employees
Statement of Changes in Net Assets Available for Benefits, With Fund Information
                   Year ended December 31, 1997 (Continued)
                                             Fund Information
                              ------------------------------------------------------
                                                                     Asset             Asset
                                Subtotal             Global        Allocation        Allocation
                                Brought              Growth          Growth           Balanced
                                Forward               Fund         Portfolio          Portfolio
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments             $24,036,683        $(498,081)        $110,570            $33,286

  Dividends:
    New York State Electric & Gas Corp.     1,938,123           -                 -                  -
    Other                         6,551,763          828,154          199,394            188,363
  Interest on investments                     408,648           -                 -                  -
  Interest on loans to participants                 -                -                 -                  -
                              -------------------------------------------------------------------
                                 32,935,217          330,073          309,964            221,649
Contributions:
  Employer                             1,366,877           -                 -                  -
  Employee                             8,328,073          585,218          342,257            234,491
Interfund transfers, net              (4,029,849)       1,378,794        1,231,670            870,006
                              -------------------------------------------------------------------
               Total additions             38,600,318        2,294,085        1,883,891          1,326,146
Deductions
  Withdrawal benefits - stock                 764,427           -                 -                  -
  Withdrawal benefits - cash                1,757,725           45,015           32,480              4,891
  Transfers to other qualified plans                  (743)             786            -                  -
  Administrative fees                          57,325            1,065              683                467
                              -------------------------------------------------------------------
               Total deductions             2,578,734           46,866           33,163              5,358
                              -------------------------------------------------------------------
Net increase                          36,021,584        2,247,219        1,850,728          1,320,788
Net assets available for benefits
  at beginning of year                85,936,664        2,346,254        1,202,133          1,076,226
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                    $121,958,248       $4,593,473       $3,052,861         $2,397,014
                              ===================================================================


                                             Fund Information
                              ------------------------------------------------------
                                 Asset
                               Allocation
                              Conservative            Loan
                               Portfolio              Fund             Total
                              -------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in fair
    value of investments                 $290               -            $23,682,748

  Dividends:
    New York State Electric & Gas Corp.       -                  -              1,938,123
    Other                         51,509               -              7,819,183
  Interest on investments                     -                  -                408,648
  Interest on loans to participants                -               $269,052            269,052
                              -------------------------------------------------------------------
                                  51,799             269,052         34,117,754
Contributions:
  Employer                               -                  -              1,366,877
  Employee                             77,341               -              9,567,380
Interfund transfers, net                   451,343              98,036              -
                              -------------------------------------------------------------------
               Total additions             580,483             367,088         45,052,011
Deductions
  Withdrawal benefits - stock                 -                  -                764,427
  Withdrawal benefits - cash                                    23,259          1,863,370
  Transfers to other qualified plans               -                  -                     43
  Administrative fees                          150               -                 59,690
                              -------------------------------------------------------------------
               Total deductions                150              23,259          2,687,530
                              -------------------------------------------------------------------
Net increase                          580,333             343,829         42,364,481
Net assets available for benefits
  at beginning of year                317,023           3,271,689         94,149,989
                              -------------------------------------------------------------------
Net assets available for benefits
  at end of year                     $897,356          $3,615,518       $136,514,470
                              ===================================================================
See notes to financial statements.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                          December 31, 1998 and 1997


1.   DESCRIPTION OF THE HOURLY PLAN

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the Hourly Plan) was established effective January 1, 1986 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k).

As part of a corporate reorganization, on May 1, 1998, Energy East Corporation (Energy East) became the parent corporation of New York State Electric & Gas Corporation (company) pursuant to an Agreement and Plan of Share Exchange. Each share of the company's outstanding common stock was exchanged for a share of Energy East's common stock. Energy East is a holding company with energy delivery, products and services subsidiaries with operations in New York, Massachusetts, Maine, New Hampshire, Vermont, and New Jersey. Energy East, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas and energy management and other services to retail and wholesale customers in the Northeast.

The Hourly Plan is for the company's union employees as well as the union employees of those members of the Energy East group of corporations that participate under the Hourly Plan's provisions.

During 1998 Energy East agreed to sell the coal-fired generation assets of one of its subsidiaries. The sale of the Homer City generation assets has been completed and the sale of the remaining coal-fired generation assets will be completed in several weeks.
In connection with the sale of the remaining coal-fired generation assets, net assets of the Hourly Plan related to affected employees will be transferred to another plan, distributed to the participant, or remain in the Hourly Plan.

2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investments

Investments consisting of publicly traded Energy East common stock in 1998, and company common stock in 1997, and various Putnam
Investment vehicles are carried at current value using the closing

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1998 and 1997


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments (Continued)

market price on the last business day of the year. The guaranteed investment contract is valued at contract value (which approximates fair market value) and represents contributions plus interest thereon at the contract rate.

The Hourly Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains and losses and the unrealized appreciation (depreciation) on those investments.

Contributions

Contributions to the Hourly Plan are allocated to participant accounts. Participants have full and immediate vesting rights in employee and employer contributions, investment earnings and other amounts allocated to their accounts. An employee covered by a collective bargaining agreement may become a participant in the Hourly Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation and may include overtime pay. Effective January 1, 1999, the Hourly Plan employee contribution limit increased to 20%. Subject to limitations stipulated by the Code, a participant's total contribution could not exceed $10,000 per year in 1998 and $9,500 per year in 1997.

The company contributed solely to the Stock Fund (successor to the Company Stock Fund) in 1998 and 1997, an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year).

Benefit Payments

On termination of service a participant may elect either a lump sum amount equal to the value of the participant's interest in his or her account, or installments over a period permissible under the Code. Distributions from all funds, except the Stock Fund, are made in cash. Distributions from the Stock Fund are made in either whole shares of Energy East common stock or in cash, as specified by the participant and subject to approval by the Hourly Plan's administrative committee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1998 and 1997


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Benefit Payments  (Continued)

As of December 31, 1998, plan assets include $19,812,896 in amounts allocated to participants who have withdrawn from the Hourly Plan, due to termination, retirement or disability but for which disbursement of funds has not yet occurred.

Loans

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Hourly Plan document. The term of the loan may not exceed five years, and the interest rate established by the Hourly Plan's administrative committee provides the Hourly Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates range from 6.5% to 10.5%. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

Risk and Uncertainties

The Hourly Plan provides for various investment options in any combination of stocks and mutual funds. Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

Plan Termination

Although the company has not expressed any intent to terminate the Hourly Plan, it has the right to discontinue contributions at any time and terminate the Hourly Plan subject to the provisions of its collective bargaining agreement. In the event of termination of the Hourly Plan, the net assets of the Hourly Plan are set aside, first for payment of all Hourly Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1998 and 1997


3.   INVESTMENTS

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following twelve funds as described by the Hourly Plan administrator: (1) the Capital Appreciation Fund, which invests in a mutual fund consisting primarily of common stock; (2) the Equity Fund, which invests in a mutual fund consisting primarily of common stock; (3) the Government Obligation Fund, which invests in a mutual fund consisting of securities that are backed by the full faith and credit of the United States Government; (4) the Money Market Fund, which invests in a mutual fund consisting of money market instruments; (5) the Stock Fund, consisting of common stock of Energy East; (6) the Income Fund, which invests in a mutual fund consisting of debt securities, including both government and corporate obligations, preferred stocks and dividend-paying common stocks; (7) the OTC and Emerging Growth Fund, which invests in a mutual fund consisting mainly of common stocks traded in the over-the-counter market and common stocks of "emerging growth" companies listed on designated securities exchanges; (8) the International Growth Fund, which invests in a mutual fund consisting primarily of equity securities of companies located in a country other than the United States; (9) the Global Growth Fund, which invests in a mutual fund consisting primarily of U.S. and international common stocks; or (10) the three Asset Allocation Funds, consisting primarily of equity and fixed income securities. Effective
January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

All funds of the Hourly Plan, with the exception of the Stock Fund, invest in mutual funds of Putnam Mutual Funds, a subsidiary of Putnam Investments, Inc., which represents a concentration risk.

Individual investments which represent 5% or more of the net assets available for benefits as of December 31, 1998 are as follows:

     Putnam Voyager Fund (Capital Appreciation)        $44,772,942
     Putnam Fund for Growth and Income (Equity)         44,647,027
     Putnam Money Market Fund (Money Market)            12,146,104
     Energy East Common Stock (Stock Fund)              56,490,430

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Notes to Financial Statements

                           December 31, 1998 and 1997


4.   INCOME TAX STATUS

The company has received a determination letter from the Internal Revenue Service, dated June 3, 1994, that the Hourly Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code. The Hourly Plan has been amended subsequent to the receipt of the latest determination letter. However, the Hourly Plan's administrator believes that the Hourly Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

5.   TRANSACTIONS WITH PARTIES-IN-INTEREST

All administrative fees are paid by the participants in the Hourly Plan. Audit and legal fees are paid by the company.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

           Line 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1998

                                        Balance Held at              Market
Name of Issuer and Title of Issue         End of Year     Cost **    Value
-----------------------------------------------------------------------------
Capital Appreciation Fund
  *Putnam Voyager Fund                             2,042,561 shares                   $44,772,942

Equity Fund
  *Putnam Fund for Growth
     and Income                                    2,178,967 shares                    44,647,027

Government Obligation Fund
  *Putnam U.S. Government
     Income Trust                                    263,573 shares                     3,458,082

Money Market Fund
  *Putnam Money Market Fund                       12,129,495 shares                    12,146,104

Income Fund
  *Putnam Income Fund                                 40,230 shares                       278,390

Growth Fund
  *Putnam OTC and
   Emerging Growth Fund                               37,217 shares                       641,994

International Growth Fund
  *Putnam International
   Growth Fund                                         8,237 shares                       158,388

Global Growth Fund
  *Putnam Global Growth Fund                         615,415 shares                     7,661,916

Asset Allocation Growth Portfolio
  *Putnam Asset Allocation - Growth
   Portfolio                                         300,768 shares                     4,099,467

Asset Allocation Balanced Portfolio
  *Putnam Asset Allocation - Balanced
   Portfolio                                         294,987 shares                     3,542,794


Asset Allocation Conservative
 Portfolio
  *Putnam Asset Allocation
   Conservative Portfolio                            157,755 shares                     1,637,499
                                                                                     ------------
 Total Mutual Fund Investments                                                       $123,044,603
                                                                                     ============
Stock Fund
  *Energy East Corporation common stock              999,831 shares                   $56,490,430
                                                                                     ============
Loans to participants - interest
  rates from 6.5% to 10.5%                                                             $4,330,515
                                                                                     ============




*  Denotes a party-in-interest.
** Information pertaining to the historical cost was not available from the Trustee.

/TABLE

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                 Line 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1998



                                                       Current Value
                                                        of Asset on
                                Purchase    Selling     Transaction   Net Gain
     Description of Assets       Price       Price         Date        (Loss)
-------------------------------------------------------------------------------

Category (iii) - Series of transactions in excess of 5% of plan assets

Capital Appr. - Purchases
 *Putnam Voyager Fund        $14,059,018               $14,059,018

Capital Appr. - Sales         $5,505,772                $5,505,772
 *Putnam Voyager Fund                     $6,219,059    $6,219,059     $713,287

Equity Fund - Purchases
 *Putnam Fund for
    Growth and Income        $12,305,055               $12,305,055

Equity Fund - Sales
 *Putnam Fund for             $5,149,357                $5,149,357
    Growth and Income                     $5,953,634    $5,953,634     $804,277

Stock Fund - Purchases
 *Energy East Corporation
    Common Stock              $6,356,160                $6,356,160

Stock Fund - Sales
 *Energy East Corporation     $9,008,996                $9,008,996
     Common Stock                        $13,417,867   $13,417,867   $4,408,871






There were no category (i), (ii), or (iv) reportable transactions during 1998.

*  Denotes a party-in-interest.

                 Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated February 12, 1999, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




PricewaterhouseCoopers LLP


Syracuse, New York
March 25, 1999